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                                                                    Exhibit 99.1


                                    CONSENT

          I hereby consent to the use of my name and the description of my intention to accept an offer to rejoin the Board of Directors of E-Tek Dynamics, Inc. (the "Company") under the heading "Management -- Executive Officers and Directors" in the Company's Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about August 18, 1998, and any amendments thereto (including any filing under Rule 462 promulgated under the Securities Act of 1933, as amended).


                                        /s/ Peter Y. Chung
                                        --------------------------
                                        Peter Y. Chung


August 17, 1998